EXHIBIT 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the 15th day of May, 1997 (the "First Amendment"), by and between MICHAEL J. MELLINGER (hereinafter referred to as "Employee") and DATA RESEARCH ASSOCIATES, INC. (hereinafter referred to as "Employer"), in connection with that certain Employment Agreement dated April 17, 1997
(the "Agreement").

WHEREAS, Employee wishes to amend the Agreement.


NOW, THEREFORE, in consideration of the mutual covenants contained therein, the Agreement is amended as follows:

The first sentence of paragraph THIRD, section (j) shall be deleted in its entirety and the following language substituted in lieu thereof:

   "To the extent not otherwise provided by the Employer in subparagraph (f) of this paragraph THIRD, Employee shall, at Employer's sole cost and expense, maintain in full force and effect an insurance policy or policies providing term life insurance coverage on the life of Employee in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000), for the benefit of the beneficiaries named by Employee, or such beneficiaries as may be otherwise designated from time to time by Employee."

The Agreement otherwise shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

EMPLOYEE:


/s/ Michael J. Mellinger
-----------------------------
Michael J. Mellinger
President and Chief Executive Officer


EMPLOYER:

DATA RESEARCH ASSOCIATES, INC.

    /s/ Katharine W. Biggs
By:-------------------------
Katharine W. Biggs
Vice President and Chief Financial Officer